Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of (1) our report dated February 26, 2009 (June 3, 2009 as to the retrospective application of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS No. 160”) as described in Note 1) relating to the 2008 and 2007 financial statements, financial statement schedule and the retrospective adjustments to the 2006 financial statements and financial statement disclosures of Exterran Holdings, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph related to the retrospective application of SFAS No. 160) and (2) our report dated February 26, 2009 related to the effectiveness of Exterran Holdings, Inc.’s internal control over financial reporting appearing in Exterran’s Current Report on Form 8-K of dated June 3, 2009.
We also consent to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
June 3, 2009